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                                                                   EXHIBIT 10.11

             INTELLIGENT INFORMATION INCORPORATED SERVICE AGREEMENT


     THIS AGREEMENT is entered into by and between Intelligent Information Incorporated, a Delaware corporation (hereinafter referred to as "III") and BELL MOBILITY CELLULAR INC., a corporation incorporated pursuant to the laws of Canada (hereinafter referred to as "Reseller"). The effective date of this agreement is May 12, 1998.

     WHEREAS, III owns computer software and hardware and has related procedures (hereinafter referred to as "Systems") and by utilizing these Systems provides "Products" in the form of "Services" and "Packages" that deliver "intelligent information" based on data from various sources (hereinafter referred to as "Information Providers") to text displaying wireless devices either at prearranged times, as data conditions change by prearranged parameters or on-demand; and

     WHEREAS, Reseller is desirous of providing these Products to its customers [hereinafter such customers receiving Product(s) are referred to as "Subscribers"]; and

     WHEREAS, the parties agree to enter into certain arrangements, as set forth herein, for that purpose;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1)   TERM

     The term of this agreement is one (1) year beginning on the effective date of this agreement. This entire agreement shall automatically renew itself annually for additional one (1) year terms unless either party sends notice of termination to the other party sixty (60) days before the anniversary of the effective date of this agreement, by certified mail or confirmed receipt delivery service.

2)   PROVISION OF PRODUCTS

     III shall provide the Products as set forth in Appendix B to Reseller Subscribers with modifications from time to time as mutually determined and agreed to in writing by the parties hereto. Reseller will provide reasonable feedback to III on use of the Products by Subscribers.

3)   PRODUCT MATERIALS

     III will cooperate with Reseller in the development and production of promotional or instructional literature or information relating to the Products.


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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4)   COMMUNICATIONS

     Reseller shall provide and maintain at its cost, mutually agreeable communications protocol(s) and communications connection(s) with III for the purposes of providing the Products to Subscribers.

5)   PROFILE MAINTENANCE

    Reseller acknowledges its responsibility to provide a mechanism to serve Subscribers for the purpose of adding, changing and deleting parameters in the Subscriber's database maintained in III Systems. III will be responsible for receiving and effecting any additions, changes or deletions in Subscriber information within twenty-four (24) hours of receipt of written requests from the Reseller. III will maintain a facsimile machine for receipt of such requests.

6)   SUBSCRIBER AGREEMENT

For each Subscriber, III shall have executed a Subscriber Agreement (hereto annexed as Appendix A) prior to delivery of service.

a) III shall maintain a record of the electronic acceptance, i.e., execution, of the Subscriber Agreement by the Subscriber, for the duration of service to the Subscriber, plus three (3) years.

b) Reseller agrees not to activate or support two (2) or more wireless devices with the same identification number so as to allow a single registration in the System for more than one wireless device.

7)   PATENT AND COPYRIGHT

     a) III shall defend, at its own expense, all suits, claims or actions against Bell Mobility and its Subscribers for infringement of any Canadian, U.S. or other Intellectual Property rights by any of the Service, part thereof or the use thereof by Bell Mobility. III shall pay forthwith all amounts which Bell Mobility or its Subscribers must pay, whether by final judgment, award or settlement, provided that III is given:

          i. notice of any such suit, claim or action brought or threatened against Bell Mobility or its Subscriber's;

          ii. authority to assume the sole defense thereof through its own counsel and to compromise or settle any such suit, claim or action provided that such is without prejudice to Bell Mobility's or its Subscriber's right to continue to use, as contemplated, the Service.

     a) If III does not defend such suit, claim or action according to the foregoing, then Bell Mobility and/or its Subscribers may do so, at Bell Mobility's option but at III's sole cost and expense, without prejudice to any of Bell Mobility's or its Subscriber's other remedies hereunder.

     b) If in any such suit, claim or action any part of the Service or the use thereof is held to constitute an infringement or its use is otherwise enjoined, or if in the light of any such suit, claim or action III deems it advisable to do so, III shall forthwith do one of the following, at III's sole expense:

          i. use its best efforts to procure the right for Bell Mobility and its Subscriber's to continue to use the Service as contemplated by this Agreement;


CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately
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          ii.  if III after using its best efforts, is unable to comply with clause (i), then use its best efforts to forthwith replace the infringing Service or part thereof with non-infringing services which are functionally equivalent to the infringing Service and which conform in all material respects with Appendix B.

     c) Reseller shall take appropriate measures to insure that proper copyright notice is made known to all Subscribers, including displaying the copyright notice with each Subscriber or Customer Agreement and in all instructions for use of the Packages and Services. Requirements for copyright notice are set forth in Appendix D

8)   REPORTING

     Prior to the fifth (5th) day of each month this agreement is effective, III shall provide to the Reseller a count of all Subscribers on III Systems by Package and/or Service type for the prior calendar month and a total message sent count for Services for the prior calendar month.

9)   PAYMENT

     Prior to the fifth (5th) day of the month, III shall render to Reseller an invoice, based on the report described in paragraph 8. Within thirty (30) days from the date of a Correct Invoice Reseller shall remit in U. S. dollars, using a form or method acceptable to III, payment for its Subscribers. The amount of the payment due is the total number of Subscribers, based on the report described in paragraph 8, times the rate per Subscriber for each Package and Service, plus the setup charge for each new Subscriber, plus message charges. The Package and Service rates per Subscriber, setup charges, message charges and associated conditions are as listed in Appendix B. Any preexisting Reseller related Subscribers, e.g., executives, demos, etc., are not to be subject to the setup fee provisions of Appendix B, however each one of these Subscribers will be assigned to a Package or Service, subject to the appropriate charges, upon execution of this Agreement. A Correct Invoice is an invoice that, when reviewed with the report described in paragraph 8, includes sufficient information or detail as maybe reasonably requested by Reseller to reconcile invoice amounts and contains no additional Terms and Conditions located on the reverse of such invoice which supersede those in the signed agreement. No term or condition of any such invoice shall be binding upon Customer unless the invoice term or condition has been previously agreed to by both parties.

     If the Reseller fails to make payment as due hereunder, and said payment is not actually received by III within ten (10) days of a written notice mailed to Reseller by III informing Reseller that the payment has not been made as agreed, III's further performance under this agreement shall be excused and the Reseller's liability for damages shall continue. If any dispute exists with respect to an amount invoiced by III, this Agreement shall not be terminated. Reseller shall pay the amount not in dispute to III and provide III with a written memorandum specifying the disputed portion of the invoiced amount and the basis for such dispute. Reseller and III agree to use their best efforts to discuss in good faith and promptly resolve any such disputes. Any refund or credit due to Reseller will be applied to Reseller's account.

10)  TAXES

     The charges payable by Reseller are exclusive of federal, provincial, sales, duty or other taxes now or hereafter levied or imposed on the performance of this Agreement or on services provided hereunder. Reseller shall be responsible for and shall pay any taxes levied or imposed by the jurisdiction in


CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately
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     which the services are provided and that are based upon the services performed by III in connection therewith. Any other taxes, including personal property taxes and any taxes or amounts due in whole or in part because of any failure by III or its agents to file any return or information required by law, rule or regulation, shall be borne by III. All taxes included in a correct invoice submitted to Reseller by III shall be listed as a separate line item.

11)  DISTRIBUTION RIGHTS

     With the exception of that which has been developed exclusively for Reseller, III shall have the right, at its sole discretion to sell or license the Products to any other person or company for any purpose.

12)  NO RESTRICTIONS

     The parties acknowledge that Reseller and/or its Affiliates is currently reviewing and/or may in the future review similar technology which is the subject matter of this agreement (the "Subject Matter") with other proposed vendors. In the event that Reseller or its Affiliates enter into such an agreement with a third party vendor for the Subject Matter, then that will not be considered to be a breach or violation of this agreement.

     Nothing in this Agreement shall prohibit or restrict either parties right to develop, use or market products or services similar to or competitive with those disclosed in the Confidential Information as long as it shall not thereby breach this Agreement. Each party acknowledges that the other may already posses or have developed products or services similar to or competitive with those disclosed in the Confidential Information. Each party shall be free to use in the course of its business its general knowledge, skills and experience incurred before, during and after the activities hereunder.

13)  TRADEMARKS

     Reseller shall use the trademarks, service marks, and logos as listed in Appendix C (the "Trademarks") in connection with the marketing and providing of Products to Subscribers.

     a) Reseller shall use and clearly show in connection with the Products, associated advertising, labels and packaging, the Trademarks and any appropriate legends, markings, and/or notices of property right as may be reasonably required by III from time to time. Depending on the trademarks used, the current legend or notice requirements are:

         i)   A TM should appear adjacent to the Trademarks.

         ii) A legend should appear indicating that the Trademark is a trademark of Intelligent Information Incorporated. For example, "Quote Alert is a trademark of Intelligent Information Incorporated".

     b) Reseller agrees to submit to III a sample of the proposed use of the Trademarks on or with the Products, boxes, containers and/or packaging, and III shall have approved such proposed use in writing prior to any sale of the Products using such Trademarks in the proposed manner or any other public use of the Trademarks in the proposed manner by Reseller. Approval will not be unreasonably withheld, and if III does not provide a written response within ten days of the receipt of such a request, approval shall be considered granted.


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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     c)   Reseller shall not remove or permit to be removed from any Products, or cover or permit to be covered in any way, and Licensee shall at all times use and clearly show on all Products and all packaging and advertising for Products, the Trademarks and applicable product names for such Products.

     d)   Licensee will not harm, misuse or bring into disrepute the Trademarks.

     e) The III acknowledges that all "Marks" which include the "Bell Mobility" trade-mark, trade name and all other trade-marks, trade names, other commercial symbols, designs and logos owned, used or claimed by Reseller from time to time are the exclusive property of Reseller, and that neither this Agreement nor the carrying on of business by the III shall in any way give or be deemed to give to the III any interest or ownership in any of the Marks, promotional advertising or other written materials relating to the Service or the Products, except for the right to use the Marks strictly in accordance with the terms and conditions of this Agreement. All goodwill associated with the Marks shall enure exclusively to the benefit of Reseller.

14)  APPROVALS

     Reseller agrees to submit to III for written approval all advertising or other promotional materials that use any Trademarks, Logos, other service marks or company names or make reference to any understanding or relationship in this Agreement no fewer than fifteen (15) days before proposed use. Approval will not be unreasonably withheld, and if III does not provide a written response within ten (10) days of the receipt of such a request, approval shall be considered granted.

     III agrees not to use Resellers name or refer to Reseller directly or indirectly in any advertisement, sales promotion, news release to any professional or trade publication without receiving Resellers specific prior written authorization. Such authorization will not be unreasonably withheld.

15)  IP REPORTING

     Reseller acknowledges that III is required to provide certain information relating to the usage of the Products to the Information Providers (IP). III warrants to Reseller that any such data pertaining to Subscriber identification will remain proprietary and confidential with the exception of satisfying III's reporting requirements to the Information Providers or their agencies. Such information may include:

     a) the number of Subscribers registered in III Systems at midnight of each day;

     b)   the number and types of messages sent by III Systems;

     c)   the number and types of Subscriber requests registered in III Systems;
          and

     d) any additional information as required by the Information Providers, from time-to-time.

16)  AUDIT

     Additionally, Reseller hereby authorizes III, the Information Providers or their agents, during Reseller's regular business hours, access to Reseller's business records related to III Services for the purpose of verifying the authorized distribution of Information. Reseller further agrees to maintain such business records for not less than three (3) years.


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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17)  UNAUTHORIZED USE OF PRODUCTS

     The information provided by III shall not be used by Reseller or its agents for any other purpose other than the specified use of the distribution of the Products through wireless devices. In the event that Reseller becomes aware that any third party is improperly using the information or the Products, including, without limitation, providing or about to provide the information to Reseller, Reseller shall immediately notify III of the facts of which it is aware in connection with such actual or potential unauthorized use and shall provide III with any documents in its possession with respect to the same. The parties shall cooperate to the fullest extent possible to take all actions necessary to eliminate such unauthorized use as expeditiously as possible.

18)  LIABILITY

     a) III AND THE INFORMATION PROVIDERS SHALL HAVE NO LIABILITY FOR CLAIMS OR DAMAGES, INCLUDING BUT NOT LIMITED TO ANTICIPATED OR LOST PROFITS OR ANY ACTUAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, TO RESELLER OR ANY OF ITS AGENTS OR SUBSCRIBERS FOR ANY DEFECTS, DELAYS OR FAILURES OF TRANSMISSION OR RECEPTION OF INFORMATION PROCESSED OR TO BE PROCESSED IN ANY WAY OR MANNER BY III SYSTEMS, INCLUDING, BUT NOT LIMITED TO, DAMAGES OF ANY NATURE ARISING FROM ANY NEGLIGENCE OF III, AND/OR THE INFORMATION PROVIDERS, THEIR CUSTOMERS, OFFICERS, AGENTS, DIRECTORS AND EMPLOYEES. IN NO EVENT SHALL LIABILITY BY III AND THE INFORMATION PROVIDERS FOR ANY CLAIM ARISING OUT OF THIS AGREEMENT EXCEED THE AMOUNT PAID TO III BY RESELLER UNDER THIS AGREEMENT WITHIN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE ACCRUAL OF SUCH CLAIM.

     b) In no event shall either party be liable for any indirect, incidental, consequential or special damages, including without limitation loss of revenue or loss of profits, for any reason whatsoever, to the extent such may be disclaimed by law, whether arising out of breach of warranty, breach of condition, breach of contract, tort or otherwise, whether foreseeable or not, and whether or not advised of the possibility thereof.

19)  WARRANTY

     a) Personnel: III represents and warrants that, during the term of this Agreement, they and all relevant Personnel possess the knowledge, skill and experience necessary for the provision of Services as stated in this Agreement.

     b) Ownership: During the term of this Agreement, III warrants that it is the owner of such Software and/or has the right to use such Software employed by III to provide the Service. III does not warrant that the operation of the Software will be uninterrupted or error free except that III will correct all program errors and defects which relate to a defective in the Software.

     c)   Millennium:

          i) Software/Hardware: III warrants that its Software and/or Hardware is "Year 2000 compliant", which means that the Software and/or Hardware shall operate without error relating to date data, specifically including any error relating to date data which represents or references


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               different centuries or more than a century, will not abnormally end and will be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with their specifications, provided that all products (e.g. hardware, software, middleware and firmware) which interconnect with or which are used in combination with the Software and Hardware are Year 2000 Compliant and properly exchange date data with them.

          ii) Services: III further warrants during the term of this Agreement that any software and/or hardware products used by III in support of the processes and services necessary in the delivery of III's obligations as contained in this Agreement are year 2000 compliant and that the provision of services under this Agreement will be uninterrupted.

          iii) Testing: III will, from time to time provide Reseller with the results of testing done by III on the Software to verify that the Software is Year 2000 compliant in accordance with the terms of this warranty. Should the results of testing reveal that the Software is not Year 2000 compliant in accordance with the terms of this warranty, III shall, without charge to Reseller, repair or replace the non-compliant components of the Software within the period of time to be specified by Reseller (which shall in any event be a reasonable period of time). If such repair or replacement is not completed within the time specified, Reseller shall have the right to have any necessary changes or repairs performed itself and III shall reimburse Reseller for any expense incurred thereby.

     d) In the event of a breach of the Year 2000 warranty herein, and notwithstanding anything to the contrary in the Agreement, III shall assume all risks and responsibilities inherent to such warranty and shall indemnify and save harmless Reseller and its customers from and against any and all claims, demands, suits, actions, or causes of actions, of any kind whatsoever, for direct or indirect damages, losses, costs, injuries, death, property damage, claims and/or expenses resulting from this Agreement, and shall also include all reasonable legal fees and disbursements incurred by Reseller arising from such breach.

20)  ASSIGNMENT

     This agreement may not be assigned by either party without the prior written consent of the other party where such consent will not be unreasonably withheld, and such assignment does not relieve that party of their obligations hereunder, unless expressly agreed in writing. Reseller may assign this agreement to a purchaser of all or substantially all of Reseller's assets, or other successor in interest through merger, consolidation or other business combination, or to an Affiliate (including Parents or Subsidiaries of Reseller). "Parent" means an entity having control of Reseller and "Subsidiary" means an entity that Reseller controls, with in both cases control meaning ownership of a majority of shares or other voting interests.

21)  TERMINATION

     Any party may terminate this Agreement upon not less than thirty (30) days prior written notice to the other party if:

     a)   Any other party makes an assignment for the benefit of its creditors;
          or


CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately
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     b) Any petition shall be filed by or against such other party under any
     Section or Chapter of the Federal Bankruptcy Act as amended or as may be amended or any similar law or statute of the United States or any state thereof which is not dismissed within thirty-five (35) days after filing; or

     c) The III Systems fails to materially perform or becomes materially defective, and such defect(s) or failure(s) of performance cannot be remedied by III in ten (10) working days from the receipt of notice to III of the failure or defect.

22)  ADDRESSES

     Any and all notices or other information to be given by one of the parties to the other shall be deemed sufficiently given when forwarded by prepaid registered or certified first class mail or by facsimile or hand delivery to the other party at the following address:

     If to Bell Mobility                         If to Intelligent Information Incorporated
     Att: Peter Winn                             Att: General Counsel
     Services Development                        One Dock Street, Suite 500
     2920 Matheson Blvd                          Stamford, CT
     Missisauga, Ontario                         USA 06902
     L4W 5J4
     Canada

     and such notices shall be deemed to have been received ten (10) business days after mailing if forwarded by mail, and the following business day if forwarded by facsimile or hand delivery.

23)  LAW

     This Agreement shall be governed and construed in accordance with the laws of the State of New York and venue shall be maintained only in a Federal or State Court having subject matter jurisdiction located in New York County, New York State. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorneys' fees.

24)  CONTRACTORS

     It is expressly agreed that III and Reseller are acting hereunder as independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

25)  NO AFFECT

     If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party set forth herein.


CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately
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26)  RIGHT TO MODIFY INFORMATION

     Except as provided in this Agreement, Reseller shall have no right to delete, modify or revise the information provided by III or the Information Providers.

27)  CONFIDENTIALITY

     The following is agreed to for the treatment of confidential information:

     a) III and Reseller agree to keep confidential all confidential and proprietary information and materials (a) prepared or developed by or for it (including the financial terms of this Agreement) and (b) supplied by one party to the other under this Agreement, provided that information and materials intended to be held in confidence are (i) designated as "Confidential" and (ii) are not available in the public domain.

     b) Confidential information may be disclosed as necessary to enforce a party's rights under this Agreement and to comply with any legal or governmental action. In the event of legal or governmental action, the disclosing party shall promptly notify the other and shall cooperate in any reasonable manner with the other in contesting such disclosure.

28)  ENTIRE AGREEMENT

     This Agreement, including the Appendices attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be released, discharged or modified except by an instrument in writing signed by the parties.

IN WITNESS WHEREOF, the parties have hereto hereby execute this Agreement.


Authorized Reseller Signature             Authorized III Signature

/s/  R.J. Reynolds                        /s/  Stephen G. Maloney
------------------------------            ------------------------------------
Name                                      Name

Randall J. Reynolds                       Stephen G. Maloney

Title                                     Title

President and COO                         President

Date                                      Date

May 22, 1998                              May 26, 1998


CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately
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

                                   APPENDIX A

                              SUBSCRIBER AGREEMENT

IMPORTANT: READ THIS AGREEMENT BEFORE USING THE SERVICE PROVIDED BY BELL MOBILITY CELLULAR INC. (hereafter referred to as "BMC"). YOUR USE OF THE SERVICE, OR ACKNOWLEDGMENT TO AGREE WILL INDICATE YOUR ACCEPTANCE OF ALL OF THE FOLLOWING TERMS. If this agreement is unacceptable to you, do not use the Service. BMC is willing to provide you the Service only if you agree to be bound by the following terms:

1. Information, data or messages provided through the Service, including but not limited to, prices or values of various items such as stocks, bonds, options, futures and currencies, or relating to horoscopes, traffic reports, personal reminder information, weather forecasts or any other type of information, data or messages delivered via the Service (hereafter referred to as "Information"), has been independently obtained by BMC from various securities markets, such as stock exchanges, or such other third party Information suppliers (collectively, hereafter referred to as "Information Providers" or "IPs" ), through sources believed to be reliable, but the accuracy, completeness, timeliness, or correct sequencing of the Information is not guaranteed by BMC, the IPs, or any parties transmitting or processing the Information (hereafter referred to as "Information Processors"). (Hereafter, collectively BMC, the IPs and Information Processors are referred to as "Disseminating Parties".) There may be delays, omissions, or inaccuracies in the Information. NO DISSEMINATING PARTY WILL BE LIABLE IN ANY WAY TO YOU OR ANY OTHER PERSON FOR (A) ANY INACCURACY, ERROR OR DELAY IN, OR OMISSION OF, (I) ANY INFORMATION OR (II) THE TRANSMISSION OR DELIVERY OF ANY SUCH INFORMATION` OR (B) ANY LOSS OR DAMAGE ARISING FROM OR OCCASIONED BY (I) ANY SUCH INACCURACY, ERROR, DELAY OR OMISSION, (II) NON-PERFORMANCE, OR (III) INTERRUPTION IN ANY SUCH INFORMATION, DUE EITHER TO ANY NEGLIGENT ACT OR OMISSION BY ANY DISSEMINATING PARTY OR TO ANY "FORCE MAJEURE" (I.E., ANY FLOOD, EXTRAORDINARY WEATHER CONDITIONS, EARTHQUAKE OR OTHER ACT OF GOD, FIRE, WAR, INSURRECTION, RIOT, LABOR DISPUTE, ACCIDENT, ACTION OF GOVERNMENT, COMMUNICATIONS OR POWER FAILURE, OR EQUIPMENT OR SOFTWARE MALFUNCTION) OR ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF THE DISSEMINATING PARTIES. THERE IS NO WARRANTY OF MERCHANTABILITY, NO WARRANTY OF FITNESS FOR A PARTICULAR USE, AND NO OTHER WARRANTY OF ANY KIND, EXPRESS, OR IMPLIED, REGARDING THE INFORMATION OR ANY ASPECT OF THE SERVICE (INCLUDING BUT NOT LIMITED TO ACCESS TO INFORMATION).

2. IN NO EVENT WILL ANY DISSEMINATING PARTY BE LIABLE TO YOU OR ANYONE ELSE FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, AND DAMAGES THAT RESULT FROM INCONVENIENCE, DELAY OR LOSS OF THE USE OF THE SERVICE) EVEN IF ANY DISSEMINATING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES. YOU AGREE THAT THE LIABILITY OF ANY DISSEMINATING PARTY, ARISING OUT OF ANY KIND OF LEGAL CLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE) IN ANY WAY CONNECTED WITH THE SERVICE OR THE INFORMATION, WILL NOT EXCEED THE AMOUNT CHARGED FOR RECEIVING THE INFORMATION. No Disseminating Party shall be liable for any loss resulting from a cause over which such entity does not have control, including but not limited to failure of electronic or mechanical equipment or communication lines, telephone or other


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

interconnect problems, unauthorized access, theft, operator errors, severe weather, earthquakes, floods, acts of war, and strikes or other labor problems.

3. BMC, the IPs and others have proprietary interest in the Information. You agree not to reproduce, re-transmit, disseminate, sell, distribute, publish, broadcast, circulate or commercially exploit the Information in any manner without the express written consent of BMC, and the relevant Information Provider(s); nor to use the Information for any unlawful purpose. You agree to comply with reasonable written requests from BMC, and to protect the IPs' and BMC's respective contractual, statutory and common law rights to the Information and the Service.

4. You acknowledge that neither the Service nor any of the Information is intended to supply tax or legal advice. Although the Service may provide Information about how to invest and what to buy, none of this Information is recommended by any Disseminating Party. The Disseminating Parties do not recommend any investment advisory service or product, nor offer any advise regarding the nature, potential value, or suitability of any particular security, transaction, or investment strategy.

5. You agree to immediately notify BMC if you become aware of any of the following: (a) any loss or theft of your access number(s) and/or password(s), or
(b) any unauthorized use of any of your access number(s) and/or password(s), or of the Service or any Information.

6. You agree to indemnify and hold the Disseminating Parties harmless from and against any and all claims, losses, liabilities, costs and expenses (including but not limited to attorneys' fees) arising from your violation of this Agreement or any third party's rights.

7. BMC reserves the right to terminate your access to the Service or any portion of it at its sole discretion, without notice and without limitation, for any reason whatsoever, including but not limited to the unauthorized use of your access number(s) and/or password(s), breach of this Agreement, discontinuance of BMC or loss of access to any Information from any of the IPs. The Information Processors and BMC shall have no liability to you; provided, however, that if the termination is without cause, BMC shall refund the prorata portion of any fee which may have been paid by you for the portion of the Service not furnished to you as of the date of such termination.

8. As a condition of being approved to use the Service, you represent and agree that you are making this Agreement in your own individual capacity and not on behalf of a firm, corporation, partnership, trust or association.

9. You acknowledge that, in providing you with the Service, BMC has relied upon your agreement to be bound by the terms of this Agreement. You further acknowledge that this Agreement and all other present and future agreements between you and BMC constitute the complete statement of the agreement between you and BMC, and that the agreement does not include any other or prior contemporaneous promises, representations or descriptions regarding the Service or the Information even if it were contained in materials provided by BMC. This Agreement may be modified only in writing; if BMC sends you written notice of the modification, your use of the Service after receiving such notice will indicate your acceptance of the modification. If any provision of this Agreement is invalid or unenforceable under applicable laws, it is, to that extent, deemed omitted and the remaining provisions will continue in full force and effect. This Agreement and performance hereunder will be governed by and construed in accordance with the laws of the Province of Ontario and the applicable laws of Canada, as applied to agreements entered into, no matter where you might legally reside.


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

10. The terms and conditions of Sections 1, 2, 3 and 6 of this Agreement shall survive any termination of this Agreement.


CONFIDENTIAL TREATMENT REQUESTED
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

                                   APPENDIX B

                          PRODUCT DESCRIPTION AND RATES



1)   The services are defined as follows:

     a) Horoscope - receive daily horoscope according to astrological sign.
     b) Weather - receive daily weather forecast for local area.
     c) Traffic - receive traffic updates for selected areas or roads of interest.
     d) Reminder - receive reminder based on input from subscriber.


2) The service includes all four (4) services. Bell Mobility will remit to III a sum, each month, equal to the number of subscribers activated on the service, times the rate, where the rate is defined by the following schedule:

     Total Subscribers                                                      Price per subscriber per month
     -----------------                                                      ------------------------------
     Total number of subscribers less than 5000                                           [*]

     5000 - 19999                                                                         [*]

     20000 - 29999                                                                        [*]

     30000 - 39999                                                                        [*]

     Total number of subscribers greater than 40000                                       [*]


3) Bell Mobility will enter a promotional period immediately following launch on May 12, 1998. During this period, III will [*]

4) Bell Mobility and III agree to investigate advertising opportunities associated with this service as a way of generating additional revenue.


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exhibit pursuant to a request for confidential treatment and filed separately
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

                                   APPENDIX C


                                   TRADEMARKS

"Powered by iii"

Reseller shall follow "Powered by iii" Guidelines for Use, Exhibit 1.


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

                                   APPENDIX D


                                   COPYRIGHTS


The Copyright notice, with current year inserted, is as follows:

1. Copyright (C) 199__ INTELLIGENT INFORMATION INCORPORATED. All rights reserved.

2. If Dow Jones & Company, Inc. information is to be included, then the following notice must be included: "Copyright 199__ Dow Jones & Company, Inc. All Rights Reserved. Distributed by Intelligent Information (or _________ name) under license from Dow Jones & Company, Inc. The headlines contained in this Intelligent Information Service are the sole and exclusive property of Dow Jones & Company, Inc. and are protected by copyright. Such headlines may not be copied, republished or redistributed without the prior written consent of Dow Jones & Company, Inc."

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exhibit pursuant to a request for confidential treatment and filed separately
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


                                                                       EXHIBIT 1


                       "POWERED BY iii" GUIDELINES FOR USE

The Value of "Powered by iii"

The "Powered by iii" Logo (the "Logo") is an effective way to identify information services offering as incorporating the benefits and features of the leading source of personalized content for wireless devices, Intelligent Information Incorporated (III). Use of the Logo also qualifies resellers to participate in III's advanced business partner support programs.

The Logo's Meaning for Business Partner Use

The Logo conveys the value and excitement of personalized information services provided by the III platform. Business partners are required to use this Logo in advertising, point-of-purchase displays, and marketing materials to promote information services. Use of the Logo is made mandatory under the trademark license granted in the standard III Service Agreement, and the Logo may only be used according to these Guidelines. These Guidelines help ensure that the Logo continues to provide consumers with a clear identification of information service quality.

To protect this valuable trademark, the business partner may not use the Logo in any way other than as described in these guidelines or as may be provided in writing by III from time to time. Any unauthorized use of the Logo is an infringement of III's trademark rights.

Business Partner Logo Artwork

Do not use artwork provided by any source other than III. III will provide approved Business Partners that agree to follow these guidelines with electronic versions of the Logo. You may not alter this artwork in any way, separate the words from the graphic, or replace the words with any others. The trademark symbol(TM) must appear at the lower right corner of the graphic portion of the Logo. Documents including the Powered by iii logo must also include the footnote, in no less than 6 point text, "Powered by iii is a registered trademark of Intelligent Information Incorporated."

Sizing and Placement Requirement

The Logo may be used only on materials that make accurate references to the information services as provided by III. The Logo must be placed in close proximity to headline copy or logo treatments dealing with information services. The Logo cannot be larger or more prominent than your company name, company logo, product name (if applicable), or service name.

The Logo may stand-alone, or be incorporated into your information services logo if appropriate. If the Logo is used as a stand alone element, a minimum amount of empty space must be left between the Logo and any other object such as type, photography, borders, edges, etc. The required border of empty space around the Logo must be 1/4x wide, where x equals the height of the graphic, as measured from the highest point on the graphic portion of the Logo to the lowest point on the graphic portion of the Logo.

Minimum size for the Logo is 3/8 of an inch high.

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

Business partners may not use the Logo in any manner that suggests that advertising, point-of-purchase displays, or other marketing materials are from III.

The footnote "Powered by iii is a registered trademark of Intelligent Information Incorporated", in not less than 6 point type, must accompany each use of the Logo.

Intelligent Information Incorporated reserves the right to object to unfair uses or misuses of its trademarks or other violations of applicable law.

Color Treatment

You may not alter the colors of the Logo in any way from the treatments provided by III, without the written approval of III.

Quality Control

III reserves the right to review business partner use of the Logo. Business partner must correct any deficiencies in the use of the Logo upon reasonable notice from III.

Address any questions concerning the Logo to the appropriate III Account Manager or III's Director of Marketing.

Intelligent Information Incorporated reserves the right to change the Logo and/or these guidelines at any time at its discretion. You must comply with the guidelines as amended from time to time.

CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


Intelligent Information Incorporated    - 17 -                      CONFIDENTIAL